AMENDED AND RESTATED COLLATERAL AGENCY
AND INTERCREDITOR AGREEMENT
This AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this Agreement) is entered into as of August 27, 2012 by and among BP ENERGY COMPANY, a Delaware corporation (BP), SHELL ENERGY NORTH AMERICA (US), L.P., a Delaware limited partnership (Shell), any other Person (as defined below) that hereafter becomes a party to this Agreement as an “Approved Hedge Counterparty” (as defined below) pursuant to Section 2(o) hereof, GASTAR EXPLORATION USA, INC., a Delaware corporation (Borrower), GASTAR EXPLORATION, LTD., an Alberta, Canada corporation (Parent), GASTAR EXPLORATION NEW SOUTH WALES, INC., a Michigan corporation (Gastar New South Wales), GASTAR EXPLORATION VICTORIA, INC., a Michigan corporation (Gastar Victoria), GASTAR EXPLORATION TEXAS, INC., a Michigan corporation (Gastar Texas Inc.), GASTAR EXPLORATION TEXAS, LP, a Delaware limited partnership (Gastar Texas LP), GASTAR EXPLORATION TEXAS LLC, a Delaware limited liability company (Gastar Texas LLC, and Parent, Gastar New South Wales, Gastar Victoria, Gastar Texas Inc., Gastar Texas LP and Gastar Texas LLC, together with any other Person (as defined below) that becomes a party to any Security Instrument (as defined below) as a grantor or guarantor thereunder, collectively, Guarantors), and AMEGY BANK NATIONAL ASSOCIATION, a national banking association (Amegy), as the administrative agent for the lenders, as issuing bank and as collateral agent for the lenders and, under certain circumstances, certain other parties under the Amended and Restated Credit Agreement dated effective October 28, 2009, as amended, referred to hereinafter (in such capacities, Agent) and as Collateral Agent (defined below) hereunder.
RECITALS:
A.Borrower, Guarantors, Agent and the lenders thereunder (Lenders) are parties to the Amended and Restated Credit Agreement dated effective October 28, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the Credit Agreement).
B.    Borrower and BP Corporation North America Inc. (BPCNA) entered into that certain ISDA Master Agreement dated as of October 29, 2007, including, but not limited to, the Schedules and Annexes thereto, and have entered into and/or will enter into one or more transaction confirmations thereunder (such ISDA Master Agreement and transaction confirmations, in each case as amended, restated, supplemented or otherwise modified from time to time, collectively, the BP ISDA, whether one or more), the rights of BPCNA under which have been assigned to BP, and the obligations of BPCNA under which have been assumed by BP, pursuant to that certain Assignment, Assumption, Consent and Release Agreement dated of even date herewith by and among BPCNA, BP and Borrower.
C.    Borrower and Shell have entered into that certain ISDA Master Agreement dated as of August 27, 2012, including, but not limited to, the Schedules and Annexes thereto, and have entered into and/or will enter into one or more transaction confirmations thereunder (such ISDA Master Agreement and transaction confirmations, in each case as amended, restated, supplemented or otherwise modified from time to time, collectively, the Shell ISDA, whether one or more).

D.    Other Persons may hereafter join in this Agreement, as provided herein, as Approved Hedge Counterparties.
E.    Agent, BP, Shell, Borrower and Guarantors desire to enter into this Agreement to (i) establish the relative priorities of Lenders, Credit Agreement Approved Hedge Counterparties (as defined below), Agent and Approved Hedge Counterparties with respect to payment of (A) the Loan Obligations (as defined below) owed by Borrower to Lenders, Credit Agreement Approved Hedge Counterparties and Agent and (B) the Approved Hedge Counterparty Obligations (as defined below) owed by Borrower to Approved Hedge Counterparties, (ii) agree to the exercise of certain remedies and (iii) have Agent, BP and Shell appoint Amegy to serve, and Amegy agree to serve, as Collateral Agent (as defined below) for Agent and Approved Hedge Counterparties for the purposes of the holding of and the enforcement of Liens (as defined below) or other credit support created by and existing under the Security Instruments (as defined below) to secure the Loan Obligations, the BP Swap Obligations (as defined below), the Shell Swap Obligations (as defined below) and the other Approved Hedge Counterparty Obligations (as defined below), the apportioning of Proceeds (as defined below) among Agent and Approved Hedge Counterparties and for the other purposes set forth herein.
AGREEMENTS:
In consideration of the mutual covenants and promises of this Agreement, and for other consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantors, Approved Hedge Counterparties, Agent and Collateral Agent agree as follows, amending and restating in its entirety that certain Collateral Agency and Intercreditor Agreement dated as of February 16, 2009 by and among Amegy, as Collateral Agent and Agent, Wayzata Investment Partners LLC, as Agent, BP, Borrower and Guarantors (to which Wayzata Investment Partners LLC, as Agent, is no longer a party as a result of the retirement of the obligations under the Wayzata Debt Agreement (as defined in such Collateral Agency and Intercreditor Agreement)):
1.Definitions. As used in this Agreement, each of the terms defined above shall have the meaning assigned to such term above and each of the following terms shall have the meaning assigned to such term below in this Section 1:
Administrator has the meaning assigned to such term in Section 20 hereof.
Approved Hedge Agreement means any Commodity Hedge Agreement or Interest Rate Hedge Agreement between Borrower and an Approved Hedge Counterparty.
Approved Hedge Counterparties means BP, Shell and each other Person that is approved by Borrower, Agent and Collateral Agent and executes and delivers a Joinder Supplement (along with Agent, Collateral Agent, Borrower and Guarantors) as provided in Section 2(o) hereof.
Approved Hedge Counterparty Obligations means all net amounts owed or to become owing by Borrower to an Approved Hedge Counterparty pursuant to an Approved Hedge Agreement or any Security Instrument, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, together with all reasonable costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof and interest thereon after the commencement of any proceedings under any Debtor Relief Laws.
Arbitration Order has the mean assigned to such term in Section 20 hereof.
Blocking Period has the meaning specified in Section 4(b) hereof.
BP Swap Documents means the BP ISDA, including, but not limited to, each relevant confirmation of a transaction thereunder.
BP Swap Obligations means all net amounts owed or to become owing by Borrower to BP under the BP Swap Documents or under any Security Instrument, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, together with all reasonable costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof, and interest thereon after the commencement of any proceedings under any Debtor Relief Laws.
Business Day means any day other than a Saturday, Sunday or other day in which banking institutions in Houston, Texas are authorized or obligated by law or executive order to close.
Collateral means, all personal, real and mixed property and all other assets of Borrower, any Guarantor or any other Person and Rights thereto described in and subject to a Lien under the Security Instruments.
Collateral Agent has the meaning assigned to such term in Section 3 hereof.
Commodity Hedge Agreement has the meaning assigned to such term in the Credit Agreement.
Credit Agreement Approved Hedge Counterparties means “Approved Hedge Counterparties” as such term is defined in the Credit Agreement.
Crude Oil means all crude oil and condensate.
Debtor Relief Law means any applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.
Directing Creditor has the meaning specified in Section 4(a) hereof.
Dispute has the meaning assigned to such term in Section 20 hereof.
Exempt LC has the meaning assigned to such term in Section 5(b) hereof.
Governmental Authority means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over Borrower or any Guarantor or any of their respective properties.
Guaranties has the meaning assigned to such term in the Credit Agreement.
Hedging Report means a monthly report, to be provided no later than the fifteenth (15th) calendar day of each calendar month, setting out the (i) projected oil and gas production from the Oil and Gas Properties of Borrower and Guarantors, (ii) the volumes from Oil and Gas Properties of Borrower or any of Guarantors currently hedged for each such quarter and (iii) the volumes from Oil and Gas Properties of Borrower and Guarantors available to be hedged pursuant to the Hedge Volume Limitations for each such quarter.
Hedge Volume Limitations means, as determined on any day on which Borrower enters into an oil or gas commodities hedging transaction under an Approved Hedge Agreement, the limitations set forth in Section 6.1 of the Credit Agreement.
Hydrocarbons means all Crude Oil, Natural Gas, distillate and sulphur.
Joinder Supplement means a supplement to this Agreement in substantially the form of Exhibit A, providing for a signatory thereto to become an Approved Hedge Counterparty under this Agreement.
Lien means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, Borrower or the relevant Guarantor, as the case may be, shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes).
Loan Documents has the meaning assigned to such term in the Credit Agreement.
Loan Obligations means, subject to the provisions of Section 2(p) hereof, the “Obligations” (as defined in the Credit Agreement).
Natural Gas means all natural gas, and any natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, but not limited to, natural gasoline, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane) produced from or attributable to the Collateral.

Oil and Gas Properties has the meaning assigned to such term in the Credit Agreement.
Person has the meaning assigned to such term in the Credit Agreement.
Principal Agreements means the collective reference to the Loan Documents and all Approved Hedge Agreements.
Proceeds means any and all proceeds from any sale, exchange, destruction, condemnation, foreclosure, liquidation or other disposition of any of the Collateral, exercise of a right of offset under the Credit Agreement or any of the Security Instruments or enforcement of any of the Guaranties, including, but not limited to, under any Debtor Relief Law, any amounts constituting proceeds under Section 5(a)(ii) hereof and any proceeds of insurance or indemnity payments in respect of the Collateral; provided, however, if no Triggering Event shall have occurred and be continuing, the term “Proceeds” will not include sales of any oil or gas produced from or attributable to the Collateral in the ordinary course of Borrower’s or any Guarantor’s business or sales of other Collateral permitted under the Loan Documents and this Agreement.
Property has the meaning assigned to such term in the Credit Agreement.
Ratably or Ratable means as to any Secured Creditor, an amount equal to a fraction, (a) the numerator of which is (i) the Loan Obligations or (ii) the Approved Hedge Counterparty Obligations, in each case owed to such Secured Creditor, and (b) the denominator of which is the sum of (i) all Loan Obligations and (ii) all Approved Hedge Counterparty Obligations. For purposes of this definition, Approved Hedge Counterparty Obligations shall exclude the undrawn face amount of any Exempt LC or the proceeds thereof that are being held by the relevant Approved Hedge Counterparty.
Reserve Report has the meaning assigned to such term in the Credit Agreement.
Right or Rights means rights, remedies, powers, privileges and benefits.
Secured Creditors means Agent, Lenders, any Credit Agreement Approved Hedge Counterparties and all Approved Hedge Counterparties.
Security Instruments means the “Security Documents” (as defined in the Credit Agreement), Section 2.24 of the Credit Agreement and any other security agreements, mortgages, deeds of trust, guaranties or other instruments securing the Total Obligations and includes, but not limited to, those documents listed in Schedule 1 attached hereto and incorporated herein by this reference.
Shell Swap Documents means the Shell ISDA, including, but not limited to, each relevant confirmation of a transaction thereunder.
Shell Swap Obligations means all net amounts owed or to become owing by Borrower to Shell under the Shell Swap Documents or under any Security Instrument, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, together with all reasonable costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof, and interest thereon after the commencement of any proceedings under any Debtor Relief Laws.

Specified Loan Obligations means Loan Obligations deemed to be indebtedness covered by Section 5(c)(iii) hereof pursuant to the provisions of Section 2(p) hereof.
Total Obligations means, as of any date of determination, an amount equal to the sum of (a) the Loan Obligations plus (b) the Approved Hedge Counterparty Obligations.
Triggering Event shall mean any of the following:
(i)    Collateral Agent shall have received from an Approved Hedge Counterparty written notice (with a copy to Borrower) that (A) either an event of default or a termination event has occurred and is continuing under one or more of its Approved Hedge Agreements, (B) an early termination date has been designated as a result thereof, (C) specifies the sum (which may be an estimate pending actual ascertation of such amounts) of all unpaid amounts and settlement payments then due as the result of the designation of such early termination date and the amount of interest and other amounts then due and payable by Borrower in respect thereof, and (D) the amount set forth in clause (C) has not been paid in full or discharged to the satisfaction of such Approved Hedge Counterparty; or
(ii)    Borrower shall have received from Agent written notice that (A) an Event of Default (as defined in the Credit Agreement) has occurred and is continuing and (B) the unpaid principal amount of the Notes under the Credit Agreement and all interest accrued and unpaid thereon have been declared to be then due and payable.
UCC means the Uniform Commercial Code as adopted and in effect in Texas from time to time.
In addition, additional capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
2.    Obligations and Liens Pari Passu.
(a)    Subject to the other terms and conditions of this Agreement, the Loan Obligations and the Approved Hedge Counterparty Obligations shall be pari passu in right of payment and the Loan Obligations and Approved Hedge Counterparty Obligations shall be secured, Ratably, by the Liens and other credit support granted to or for the benefit of Collateral Agent under the Security Instruments.
(b)    Contemporaneously with the execution of this Agreement, (i) Borrower, Guarantors, Agent and, if applicable, Lenders shall execute, if applicable, an Amendment to the Credit Agreement which (A) authorizes Borrower and each Guarantor to grant a first priority Lien on its assets to Collateral Agent for the benefit of Approved Hedge Counterparties and (B) acknowledges and agrees that any first priority Lien granted to Agent or Collateral Agent by Borrower or any Guarantor to secure the Loan Obligations shall be held by Agent or Collateral Agent, as the case may be, for the Ratable benefit of Secured Creditors, including, but not limited to, BP, Shell and all other Approved Hedge Counterparties, to secure all obligations of Borrower under Approved Hedge Agreements on a pari passu basis with the Loan Obligations; and (ii) Borrower, Guarantors and Collateral Agent shall execute, if applicable, Security Instruments or amendments to the Security Instruments in effect at the time of execution of this Agreement causing any Lien granted to or for the benefit of Collateral Agent under such Security Instruments (after giving effect to any such amendments) to secure, Ratably, the Loan Obligations and the Approved Hedge Counterparty Obligations.
(c)    Except as permitted by Section 22(d) hereof, each Approved Hedge Counterparty agrees that, without the prior written consent of Agent, it will not seek or accept credit support (excluding any netting or setoff rights, which are acknowledged to be for the sole benefit of the relevant Approved Hedge Counterparty, notwithstanding Section 4 hereof) for any Approved Hedge Counterparty Obligation other than its Rights under the Security Instruments. Notwithstanding the preceding sentence, to the extent that any Approved Hedge Counterparty, with or without the written consent of Agent, hereafter obtains any guaranty or Lien on assets of Borrower or any Guarantor to secure all or any portion of its Approved Hedge Counterparty Obligations, the Lien held by such Approved Hedge Counterparty on such assets shall secure both the Loan Obligations and the Approved Hedge Counterparty Obligations on a pari passu basis and shall be pari passu with any Lien now or hereafter existing in favor or for the benefit of Agent, any Approved Hedge Counterparty or Collateral Agent to secure any Loan Obligations or any Approved Hedge Counterparty Obligations, notwithstanding (i) the date, manner or order of any grant, attachment or perfection of any such Lien, (ii) any provision of the UCC, other applicable law, the Loan Documents or the Approved Hedge Agreements or (iii) any manner of enforcement of any Lien or other Rights. Similarly, except as permitted by the provisions of Section 22(d) hereof, Agent agrees that, without the prior written consent of each Approved Hedge Counterparty, it will not seek or accept credit support for any Loan Obligation other than its Rights under the Security Instruments. Notwithstanding the preceding sentence, to the extent Agent, with or without the written consent of any Approved Hedge Counterparty, hereafter obtains any guaranty or Lien on assets of Borrower or any Guarantor to secure all or any portion of the Loan Obligations, the Lien held by Agent on such assets shall secure both the Loan Obligations and the Approved Hedge Counterparty Obligations on a pari passu basis and shall be pari passu with any Lien now or hereafter existing in favor or for the benefit of Agent, any Approved Hedge Counterparty or Collateral Agent to secure any Loan Obligations or any Approved Hedge Counterparty Obligations, notwithstanding (i) the date, manner or order of any grant, attachment or perfection of any such Lien, (ii) any provision of the UCC, other applicable law, the Loan Documents or any Approved Hedge Agreement or (iii) any manner of enforcement of any Lien or other Rights.
(d)    Agent, Borrower and Guarantors agree that, upon execution of the documents required by Section 2(b) above (or, in the alternative, if execution of documents pursuant to Section 2(b) above is not required, upon execution of this Agreement), (i) any Lien under any Security Instrument securing, Ratably, the Loan Obligations and the Approved Hedge Counterparty Obligations shall be a Permitted Lien (as defined in the Credit Agreement) and (ii) the Approved Hedge Counterparty Obligations will be secured or supported by any Lien or other credit support granted to Collateral Agent pursuant to any Security Instrument.
(e)    Subject to limitations on Commodity Hedge Agreements and Interest Rate Hedge Agreements provided in the Credit Agreement, Agent consents to Borrower entering into the BP

Swap Documents, the Shell Swap Documents and Commodity Hedge Agreements and Interest Rate Hedge Agreements with other Approved Hedge Counterparties and agrees that each of the BP Swap Documents, the Shell Swap Documents and such other Commodity Hedge Agreements and Interest Rate Hedge Agreements is an Approved Hedge Agreement. BP, Shell and Agent acknowledge and agree that, upon execution of this Agreement, (i) BP and Shell are Approved Hedge Counterparties hereunder and (ii) the BP Swap Obligations and the Shell Swap Obligations constitute Approved Hedge Counterparty Obligations and will be secured by the Security Instruments.
(f)    The amounts payable by Borrower to any Secured Creditor at any time under any of the Principal Agreements to which such Secured Creditor is a party shall be separate and independent debts, and each Secured Creditor shall be entitled to enforce any right arising out of the applicable Principal Agreement to which it is a party, subject to the terms thereof and of this Agreement. Each Secured Creditor hereby agrees that no Secured Creditor (whether as the mortgagee, the grantee or the secured party, as the case may be, under the Security Instruments) shall have any right individually to realize upon any Liens or other credit support granted under the Security Instruments, it being understood and agreed that such remedies may be exercised only by Collateral Agent (as the mortgagee, the grantee or the secured party, as the case may be, under the Security Instruments) for the Ratable benefit of the Secured Creditors.
(g)    All parties hereto agree that, notwithstanding the provisions of this Agreement, each Approved Hedge Counterparty is entitled to exercise, solely for its benefit, any right of multiple transaction netting or setoff it may hold with respect to any of its Approved Hedge Counterparty Obligations.
(h)    Each of Agent and Approved Hedge Counterparties agrees: (i) to deliver to Collateral Agent and the other Secured Creditors party hereto, at the same time it makes delivery to Borrower or any Guarantor, a copy of any notice of default or termination event, notice of intent to accelerate or notice of acceleration with respect to any of the Loan Obligations or the Approved Hedge Counterparty Obligations, as applicable, subject to this Agreement and (ii) to deliver to Collateral Agent and the other Secured Creditors party hereto, at the same time it makes delivery to any other Person, a copy of any notice of the commencement of any judicial proceeding and a copy of any other notice with respect to the exercise of remedies with respect to any of the Loan Obligations or the Approved Hedge Counterparty Obligations, as applicable, subject to this Agreement.
(i)    Reserved.
(j)    No amendment to or modification of any of the Security Instruments may be effected without the prior written consent of Approved Hedge Counterparties (which consent shall not be withheld, conditioned or delayed unreasonably), if the effect of such amendment or modification would be to (i) cause the Security Instruments to secure obligations other than the Loan Obligations and the Approved Hedge Counterparty Obligations, (ii) change the priority of or subordinate the Liens or other credit support created thereby in any respect, (iii) materially modify any material remedy provided for therein, (iv) materially reduce or diminish the benefits of the security provided for in the Security Instruments or (v) otherwise have any material detrimental effect on the Approved Hedge Counterparties’ rights and obligations under this Agreement. Any such amendment or modification made without such consent shall be null and void. Neither Collateral Agent nor Agent may release any Collateral under any of the Security Instruments prior to the payment in full and termination of the Approved Hedge Counterparty Obligations, except (i) Collateral destroyed, lost, worn out, damaged or having only salvage value or no longer used or useful in the business in which it is used, (ii) to the extent that Borrower or any Guarantor has provided replacement Collateral of equal or greater value, (iii) releases of Collateral between redeterminations of the Borrowing Base (as defined in the Credit Agreement) the aggregate loan value of which, as assigned thereto by Agent in the most recent setting of the Borrowing Base in accordance with the Credit Agreement, equals 10% or less of the amount of the then existing Borrowing Base and (iv) sales and other dispositions of Collateral in the ordinary course of business permitted by the Credit Agreement, so long as, except as to sales of produced Hydrocarbons, not exceeding, in the aggregate in any twelve-month period, 10% of the value of the Collateral at the start of each relevant twelve-month period.
(k)    No amendment to or modification of the Credit Agreement may be effected without the prior written consent of all Approved Hedge Counterparties if the effect of such amendment or modification would adversely affect the priority of any Lien under any Security Instrument or would change the definition of Security Instrument or which would otherwise have any material detrimental effect on the Approved Hedge Counterpartys’ rights and obligations under this Agreement or which would reduce or diminish materially the benefits of the security provided for in the Security Instruments. Any such amendment or modification executed without such consent shall be null and void. Borrower hereby agrees to provide written notice to each Approved Hedge Counterparty no less than seven days prior to the earliest to occur of (i) the date of (A) signing or (B) closing of any replacement financing or any refinancing of the Credit Agreement or (ii) the date of any payment in full and retirement of the Credit Agreement, including with such notice a copy of the proposed replacement financing, refinancing or retirement of the Credit Agreement, as applicable.
(l)    Agent hereby agrees to provide written notice to each Approved Hedge Counterparty reasonably in advance of the earlier of the date of signing or the effective date of any amendment to or modification of any Loan Document, including with such notice a copy of the proposed amendment or modification.
(m)    Each of the Secured Creditors and Collateral Agent agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including, but not limited to, any proceeding under a Debtor Relief Law), the priority, validity or enforceability of a Lien held by or for the benefit of the Secured Creditors in any Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any such party to enforce this Agreement as provided herein.
(n)    Borrower hereby agrees that each Approved Hedge Counterparty may provide to Agent, and each Approved Hedge Counterparty hereby agrees to provide to Agent, within a commercially reasonable time following receipt of a written request therefor from Agent, a copy of any trade confirmation pursuant to the applicable Approved Hedge Agreement not previously provided to Agent and Agent hereby agrees to keep all such information confidential and further agrees that it will not disclose such information to any other Approved Hedge Counterparty or to any other Person without the consent of the disclosing Approved Hedge Counterparty.

(o)    If any Person approved by Borrower, Guarantors, Agent and Collateral Agent desires to become an “Approved Hedge Counterparty” for the purposes of this Agreement and the Security Instruments, then it shall execute and deliver to Agent, Collateral Agent, Borrower and Guarantors a Joinder Supplement in the form of Exhibit A hereto. In each case, upon execution and delivery of such Joinder Supplement by such Person, Agent, Collateral Agent, Borrower and Guarantors, such Person shall be deemed an Approved Hedge Counterparty hereunder as if an original signatory. Joinder Supplements executed pursuant to this Section 2(o) do not require the signatures or consents of any Secured Creditors party to this Agreement other than Collateral Agent and Agent. Promptly after execution of any such Joinder Supplement, Collateral Agent will endeavor to send a copy thereof to each other Approved Hedge Counterparty.
(p)    Notwithstanding any other provisions of this Agreement, the amount by which the sum of all Loans and the face amount of all Letters of Credit made or issued, as the case maybe, pursuant to the Credit Agreement causes such sum to exceed, at the time of the making of such Loan or issuance of such Letter of Credit, 85% of the value of the Oil and Gas Properties of Borrower and Guarantors shown on the then most recent Reserve Report prepared pursuant to and for Agent under the Credit Agreement shall be deemed to be indebtedness covered by Section 5(c)(iii) if such excess continues to exist upon the occurrence of a Triggering Event.
(q)    Borrower shall prepare and provide a Hedging Report to Collateral Agent and each Approved Hedge Counterparty monthly. Notwithstanding the foregoing in this Section 2(q), no Approved Hedge Counterparty consents to Borrower or Collateral Agent sharing with any other Approved Hedge Counterparty any trade confirmation of such Approved Hedge Counterparty or any information therein other than notional tenor and volumes, type of transaction and whether Borrower is a buyer or seller thereof.
3.    Appointment of Amegy as Collateral Agent. Agent and each Approved Hedge Counterparty hereby appoints Amegy to (a) act as its collateral agent (in such capacity, Collateral Agent), in its name and on its behalf, in and under the Security Instruments, (b) hold the Liens on the Collateral, with power of sale, in its name for the benefit and security of Agent, acting on behalf of itself, Lenders and Credit Agreement Approved Hedge Counterparties, and Approved Hedge Counterparties and for enforcement and payment of the Loan Obligations and the Approved Hedge Counterparty Obligations, respectively, and (c) take such action on behalf of Agent, BP, Shell and the other Approved Hedge Counterparties under the terms and provisions of the Security Instruments and to exercise such rights and remedies under the Security Instruments as are specifically delegated to or required of Amegy, in its capacity as Collateral Agent, under the terms and provisions of this Agreement. Collateral Agent shall, within a commercially reasonable time, distribute to each of the relevant Secured Creditors its Ratable share of all Proceeds received by Collateral Agent in accordance with Section 5 below.
4.    Collateral Agent’s Authority.
(a)    1.1.1.1.1.1.1.Upon the occurrence and during the continuation of any Triggering Event under any Approved Hedge Agreement or the Credit Agreement, as applicable, Collateral Agent shall, upon the written direction of the relevant Approved Hedge Counterparty with respect to the relevant Approved Hedge Agreement or the Agent, as applicable (each, a Directing Creditor), and subject to this Agreement and the terms of the Loan Documents and applicable law, take any and all actions provided for in the Security Instruments relating to the pursuit of remedies, including, but not limited to, the foreclosure of Liens or other disposition of the Collateral; provided, however, that no Approved Hedge Counterparty shall have the right to require Collateral Agent to realize on any Liens or other credit support granted pursuant to the Security Instruments until the 30th day after a Triggering Event of the type referred to in clause (i) of the definition of Triggering Event shall have occurred and provided further that such Triggering Event shall be continuing on such date. Notwithstanding the foregoing, if any event of default occurs and is continuing (x) under Section 5(a)(vii) of the BP ISDA or the Shell ISDA with respect to Borrower, (y) under any Principal Agreement as a result of any proceeding under any Debtor Relief Law with respect to Borrower, or (z) under Section 5(a)(vi) of the BP ISDA or the Shell ISDA with respect to Borrower, as a result of the Loan Obligations being accelerated and Agent is actively attempting to collect the Loan Obligations by requiring Collateral Agent to realize upon the Collateral, the Approved Hedge Counterparty under the Approved Hedge Agreement under which such event of default is continuing may request Collateral Agent to realize on the Liens and other credit support granted pursuant to the Security Instruments immediately.
(b)    If a 30-day standstill period provided for in Section 4(a) above (a Blocking Period) has commenced with respect to a Triggering Event, then for so long as such Triggering Event, as applicable, is continuing, any payments received by Agent or any Lender under the Credit Agreement and any payments received by an Approved Hedge Counterparty under an applicable Approved Hedge Agreement will be held for the Ratable benefit of the Secured Creditors until such time that such Triggering Event is no longer continuing or that Collateral Agent has commenced exercising remedies under the Security Instruments (including, but not limited to, the foreclosure of Liens) and distributing the Proceeds from such remedies Ratably to Secured Creditors (or, with respect to payment of the Loan Obligations, to Agent on behalf of itself, Lenders and any Credit Agreement Approved Hedge Counterparties) under Section 5(b) of this Agreement. All funds received in any deposit account of Borrower or any Guarantor subject to an account control agreement during such Blocking Period for the benefit of Borrower or the relevant Guarantor, Agent, Lenders and Credit Agreement Approved Hedge Counterparties shall be maintained in such deposit account and held for the Ratable benefit of the Secured Creditors until such time as such Blocking Period shall have expired. If a Triggering Event is otherwise cured or waived by the relevant Approved Hedge Counterparty prior to the end of such Blocking Period, such funds being held in such deposit account may be disbursed to Collateral Agent. If such Triggering Event is not cured or waived by the relevant Approved Hedge Counterparty prior to the expiration of such Blocking Period and a Directing Creditor directs Collateral Agent to exercise its rights under the Security Instruments, including, but not limited to, the relevant account control agreement, if any, with respect to such deposit account, in accordance with Section 4(a) above, then such funds will be disbursed in accordance with Section 5(b) of this Agreement.
(c)    If a Triggering Event of the type referred to in clause (ii) of the definition of Triggering Event shall have occurred and is continuing, at the request of Agent, each Approved Hedge Counterparty requested to do so by Agent (without limitation of such Approved Hedge Counterparty’s rights under its Approved Hedge Agreement, including, but not limited to, the right to withhold payments under its Approved Hedge Agreement) shall make payments of any net amounts owing from such Approved Hedge Counterparty to Borrower under the applicable Approved Hedge Agreement to Collateral Agent to be held until such time that either (i) such Triggering Event is no longer continuing, in which case such payments shall be released to Borrower or (ii) Collateral Agent has commenced exercising remedies under the Security Instruments, in which case such payments shall be promptly distributed Ratably to the Secured Creditors pursuant to Section 5(b) below. Notwithstanding the foregoing, no Approved Hedge Counterparty shall be liable for amounts paid at the direction of Borrower pursuant to a notice received by Borrower after such a notice has been given by Agent.
(d)    Collateral Agent shall cease to comply with any direction by a Directing Creditor pursuant to this Section 4 if (i) the Triggering Event under the Approved Hedge Agreement(s) or the Credit Agreement, as applicable, of such Directing Creditor has been cured or waived, (ii) the amounts owed by Borrower to the Directing Creditor under Approved Hedge Agreements or the Credit Agreement, as applicable, have been paid in full or otherwise discharged or (iii) either (A) the Directing Creditor is no longer an “Approved Hedge Counterparty” hereunder or (B) the Commodity Hedge Agreements of the Directing Creditor are no longer “Approved Hedge Agreements” hereunder.
5.    Proceeds.
(a)    The Secured Creditors hereby agree among themselves that (i) prior to the occurrence and continuation of a Triggering Event (and subject to Section 4(b) above), each Secured Creditor shall be entitled to receive and retain for its own account, and shall never be required to disgorge to Collateral Agent or any other Secured Creditor or acquire direct or participating interests in the Loan Obligations or the Approved Hedge Counterparty Obligations owing to such Secured Creditor, scheduled payments or voluntary prepayments, payments of principal, interest, fees, settlement payments and any other payments in respect of the Principal Agreements, all in compliance with the terms thereof, and (ii) after the occurrence and during the continuation of a Triggering Event (and during any Blocking Period), all such amounts shall be treated as if constituting Proceeds and shall be shared by the Secured Creditors Ratably and in accordance with Section 5(b) and Section 5(c) below.
(b)    All Proceeds received by an Approved Hedge Counterparty or Amegy, in its individual capacity or in its capacity as Agent (other than Proceeds received from Collateral Agent as a distribution of Proceeds pursuant to applicable provisions of this Agreement) or in its capacity as Collateral Agent under this Agreement, shall be applied in accordance with this Section 5(b) and Section 5(c) below. To the extent any Secured Creditor ever receives any portion of such Proceeds in excess of its Ratable share (or to the extent Collateral Agent receives reimbursement in excess of expenses actually incurred), the party receiving those excess Proceeds agrees to make promptly all necessary transfers to the others so as to give full effect to this Section 5(b); provided, however, an Approved Hedge Counterparty shall not be obligated to hold in trust, pay over or share with Collateral Agent or any other Person, as applicable, any portion of the proceeds of any letter of credit which has been issued to such Approved Hedge Counterparty to remedy an Additional Termination Event (as defined in and in accordance with Part 1(h) of the Schedule to an Approved Hedge Agreement) or to secure any hedge transaction(s) between Borrower and such Approved

Hedge Counterparty that exceed(s) the Hedge Volume Limitations (each an Exempt LC). Amegy, BP, Shell and all additional Approved Hedge Counterparties agree that each Exempt LC and any proceeds thereof are exempt from the requirements of Section 2(c) hereof; provided, however, that nothing in this Section 5(b) is to be construed to permit Borrower to enter into Commodity Hedge Agreements except as permitted under the Credit Agreement.
(c)    If a Triggering Event shall have occurred and is continuing, subject to the applicability of any Blocking Period, all Proceeds received by Collateral Agent shall be applied in the following order:
(i)    First, to reimburse Collateral Agent for expenses in accordance with Section 6 below;
(ii)    Second, Ratably to Secured Creditors (or, with respect to payment of the Loan Obligations, to Agent on behalf of itself, Lenders and any Credit Agreement Approved Hedge Counterparties), respectively, for application against the Loan Obligations (other than the Specified Loan Obligations) and the Approved Hedge Counterparty Obligations;
(iii)    Third, Ratably to Secured Creditors (other than the Approved Hedge Counterparties) or to Agent on behalf of such Secured Creditors in satisfaction of the Specified Loan Obligations and any other indebtedness of Borrower, other than the Loan Obligations or the Approved Hedge Counterparty Obligations, secured by the Security Instruments; and
(iv)    Fourth, to the extent that any Proceeds remain after the full payment of all of the amounts described in the immediately preceding clauses (i) through (iii), to Borrower or any of Guarantors, as the case may be.
(d)    Any amount otherwise payable to Agent, any Lender or any Credit Agreement Approved Hedge Counterparty pursuant to clause (c)(ii) or (c)(iii) of this Section 5 shall instead by paid to Agent for distribution in accordance with Section 7.2(e) of the Credit Agreement.
6.    Expenses. Each Secured Creditor shall bear its Ratable share of any reasonable and documented expenses incurred by Collateral Agent in taking action on behalf of Secured Creditors in connection with its investigation, evaluation or enforcement of any Rights under the Security Instruments, but only to the extent Collateral Agent does not receive reimbursement for such expenses from any other source(s) (excluding Secured Creditors) within a reasonable time after such expenses are incurred; provided that, to the extent any Secured Creditor reimburses Collateral Agent for such expenses, such Secured Creditor will be entitled to receive its Ratable share of any reimbursement subsequently received by Collateral Agent from any other source(s) (excluding Secured Creditors).
7.    Limitation of Liability – Collateral Agent. Neither Collateral Agent nor any of its representatives shall be liable to any Secured Creditor for any action taken or omitted to be taken by it or them hereunder or under the Security Instruments in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by this Agreement and the Security Instruments or be responsible for the consequences of any error of judgment, except to the extent arising solely from its bad faith, gross negligence or willful misconduct. Collateral Agent shall not be responsible in any manner to any other party for the effectiveness, enforceability, genuineness, validity or the due execution of the Security Instruments or for any representation, warranty, document, certificate, report or statement made in or in connection with the Security Instruments or be under any obligation to any other party to ascertain or inquire as to the performance or observation of any of the terms, covenants or conditions of any of the Loan Documents or the Approved Hedge Agreements on the part of Borrower or any Guarantor. EACH OF AGENT (ON BEHALF OF ITSELF, LENDERS AND CREDIT AGREEMENT APPROVED HEDGE COUNTERPARTIES RATABLY ON THE BASIS OF THE LOAN OBLIGATIONS OWED TO EACH) AND APPROVED HEDGE COUNTERPARTIES AGREES TO RATABLY INDEMNIFY COLLATERAL AGENT AND HOLD IT HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND/OR REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST OR INCURRED BY COLLATERAL AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE SECURITY INSTRUMENTS OR ANY ACTION TAKEN OR OMITTED BY COLLATERAL AGENT UNDER THIS AGREEMENT OR THE SECURITY INSTRUMENTS, EXCEPT TO THE EXTENT ANY OF THE SAME RESULTS SOLELY FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF COLLATERAL AGENT. Collateral Agent shall give prompt written notice to the indemnifying party or parties (provided that later notice shall not relieve indemnifying party(ies) of its liability and obligations under this Section 7 unless and to the extent the indemnifying party(ies) is/are prejudiced by such notice not being promptly provided) after any applicable claim is initiated against Collateral Agent and allow the indemnifying party(ies) to have sole control and authority of the defense and settlement of the claim; provided that Collateral Agent shall approve any settlement of a claim to which Collateral Agent is an actual party or could reasonably be expected to be a potential party and in respect of which indemnity may be sought hereunder, so long as such settlement (a) includes an unconditional release of Collateral Agent from all liability in any way related to or arising out of such claim and (b) does not impose any actual or potential liability upon, or contain any factual or legal admission by or with respect to, Collateral Agent. Collateral Agent shall reasonably cooperate with the indemnifying party(ies) in the defense of such claims, including, but not limited to, providing reasonable assistance and information at the indemnifying party’s(ies’) expense.
8.    Limitation of Liability – Agent and Approved Hedge Counterparties. Neither any Approved Hedge Counterparty, Collateral Agent nor Agent (nor any individual partner, member, director, employee or agent of any Approved Hedge Counterparty or Agent) shall incur any liability under this Agreement to the others except for liabilities arising from its gross negligence or willful misconduct. Neither any Secured Creditor nor Collateral Agent (nor any individual partner, member, director, employee or agent of any Secured Creditor or Collateral Agent) shall incur any liability under this Agreement to Borrower, any Guarantor or any other Person except for liabilities arising from its bad faith, gross negligence or willful misconduct or its non-performance of this Agreement, as determined by a court of competent jurisdiction.

9.    Term. Subject to Section 22 below, this Agreement shall terminate upon (a) the full and indefeasible payment of the Loan Obligations (other than contingent Loan Obligations with respect to which no claim has been made) and the Approved Hedge Counterparty Obligations (other than contingent Approved Hedge Counterparty Obligations with respect to which no claim has been made) and (b) the execution and delivery of a written termination notice signed by each of the parties hereto as of such termination.
10.    Resignation or Removal of Collateral Agent.
(a)    Should all of the Loan Obligations (other than contingent Loan Obligations with respect to which no claim has been made) be fully and indefeasibly paid or satisfied at a point in time when any Approved Hedge Counterparty Obligation (other than contingent Approved Hedge Counterparty Obligations with respect to which no claim has been made) remains outstanding, Amegy may resign as Collateral Agent hereunder by providing to each Approved Hedge Counterparty and Borrower written notice of such resignation no less than 30 days prior to the effective date of such resignation set forth in such written notice. Upon such resignation by Collateral Agent, Collateral Agent agrees to execute and deliver assignments, in form and substance mutually satisfactory to Agent and all Approved Hedge Counterparties, to a successor Collateral Agent designated by Approved Hedge Counterparties and, so long as no Potential Event of Default, Event of Default or Termination Event (as each such term is defined in the BP ISDA, the Shell ISDA or any other ISDA Master Agreement or schedule thereto between Borrower and any other Approved Hedge Counterparty, as applicable) exists under the BP ISDA, the Shell ISDA or any such other ISDA Master Agreement between Borrower and any other Approved Hedge Counterparty, approved by Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), of the rights of the mortgagee, the secured party or the grantee, as the case may be, under the Security Instruments. Such assignments shall be prepared at the expense of Borrower, provided that such expense is documented and reasonable. Following such resignation by Collateral Agent and execution and delivery of such assignments, Collateral Agent shall have no further duties, responsibilities or liabilities under this Agreement, but shall remain entitled to the benefit of the indemnification of Collateral Agent provided in this Agreement and to reimbursement, in accordance with applicable provisions of this Agreement, of expenses incurred in the discharge of the duties of Collateral Agent prior to the effective date of such resignation.
(b)    If Collateral Agent fails to take any material action under the Security Instruments to protect or realize upon the Collateral following a Triggering Event as required under Section 4.1(a) above within a reasonable time after being requested to do so in writing by an Approved Hedge Counterparty or Collateral Agent materially breaches its obligations to diligently pursue such action as required under this Agreement, then such Approved Hedge Counterparty may petition a court of competent jurisdiction to replace Collateral Agent with another Person, which may be an Approved Hedge Counterparty. Such replacement Collateral Agent may take such other actions as it may deem necessary or advisable to secure and enforce the Security Instruments. In the event that a court of competent jurisdiction shall decide to replace Collateral Agent, any successor Collateral Agent shall be required to apply all proceeds of any realization upon the Collateral in accordance with Section 5(c) above, provided that any reasonable expenses incurred in connection with the replacement of Collateral Agent may be paid to the Person incurring such expenses from proceeds of the Collateral pursuant to Section 5(c)(i) above.
11.    Survival of Rights. All of the respective rights and interests of Agent, Approved Hedge Counterparties and Collateral Agent under this Agreement (and the respective obligations and agreements of Agent, Approved Hedge Counterparties and Collateral Agent under this Agreement), shall remain in full force and effect regardless of:
(a)    any lack of validity or enforceability of any of the Loan Documents or the Approved Hedge Agreements or any other agreement or instrument related thereto; or
(b)    any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any Guarantor with respect to the Loan Obligations or the Approved Hedge Counterparty Obligations (other than the (i) defense that such obligations have been fully satisfied and (ii) termination of this Agreement in accordance with Sections 9 and 22 hereof).
12.    Representations and Warranties. Each of Agent, Approved Hedge Counterparties, Borrower and Collateral Agent represents and warrants to the other parties hereto that:
(a)    neither the execution and delivery of this Agreement nor its performance of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any other agreement to which it is now subject, including, but not limited to, any of the Loan Documents or the Approved Hedge Agreements;
(b)    it has all requisite authority to execute, deliver and perform its obligations under this Agreement; and
(c)    this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to applicable Debtor Relief Laws and general principles of equity.
13.    Further Assurances. Each of Agent, Approved Hedge Counterparties, Borrower, Guarantors and Collateral Agent covenants that, as long as this Agreement remains in effect, it will execute and deliver any and all other documents or instruments reasonably requested by any other party hereto to give effect to the terms and conditions of this Agreement and the Security Instruments.
14.    Assignment; Agreement Binding on Successors and Assigns. As long as this Agreement remains in effect, neither Agent, any Lender, any Credit Agreement Approved Hedge Counterparty nor any Approved Hedge Counterparty will sell, assign or otherwise transfer all or any part of the Loan Obligations or the Approved Hedge Counterparty Obligations, as the case may be, owing to it unless such sale, assignment or transfer is made expressly subject to the terms and conditions of this Agreement. This Agreement shall inure to the benefit of, and shall be binding upon and enforceable against, Borrower, Guarantors, Agent, Lenders, each Credit Agreement Approved Hedge Counterparty, each Approved Hedge Counterparty and Collateral Agent and their respective successors and permitted assigns.

15.    Notice. Unless otherwise provided, any consent, request, notice, or other communication under or in connection with this Agreement must be in writing to be effective and shall be deemed to have been given (a) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified return receipt requested, and deposited in the appropriate official postal service, or (b) if by courier, electronic transmissions, or facsimile transmission, when actually delivered. Until changed by a subsequent notice delivered in accordance with this Section 15, notices for each party are to be directed to:
For delivery to BP:

BP Energy Company
Attn: Contract Services
201 Helios Way
Houston, Texas 77079
Telephone: (713) 323-2000
Facsimile: (713) 323-0203
For delivery to Shell:

Shell Energy North America (US), L.P.
Attn: Contract Administration
909 Fannin, Plaza Level 1
Houston, Texas 77010
Telephone: (877) 504-2491
Facsimile: (713) 230-7580
with copies to:

Shell Energy North America (US), L.P.
Attn: General Counsel
909 Fannin, Plaza Level 1
Houston, Texas 77010
Telephone: (713) 767-5400
Facsimile: (713) 230-2900
and

Shell Energy North America (US), L.P.
Attn: Vice President – Credit
909 Fannin, Plaza Level 1
Houston, Texas 77010
Telephone: (713) 767-5329
Facsimile: (713) 265-3030
For delivery to any other
Approved Hedge Counterparty:

    To the address for notices
    specified in the Joinder Supplement
    to which it is a party
For delivery to Borrower or any Guarantor:

Gastar Exploration USA, Inc.
Attn: Michael A. Gerlich
1331 Lamar, Suite 650
Houston, Texas 77010
Telephone: (713) 739-1800
Facsimile: (713) 739-0458
For delivery to Agent or Collateral Agent:

Amegy Bank National Association
Attn: Energy Lending Dept.
4400 Post Oak Parkway, 4th Floor
Houston, Texas 77027
Telephone: (713) 232-1110
Facsimile: (713) 561-0345
16.    Amendments. Subject to the provisions of Section 2(o), this Agreement may only be waived, amended or modified by a written agreement signed by Collateral Agent and each of the other parties hereto.
17.    Governing Law. THIS AGREEMENT MUST BE CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER TEXAS LAW, WITHOUT REGARD TO THE LAWS OF TEXAS AS TO CONFLICTS OF LAWS.
18.    Invalid Provisions. If any part of this Agreement is for any reason found to be unenforceable, all other portions nevertheless remain enforceable. However, if the provision held to be unenforceable is a material part of the Agreement, such unenforceable provision may, to the extent permitted by law, be replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such provision as the context would reasonably allow, so that such clause or provision would thereafter be enforceable.
19.    Multiple Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document and will be effective upon the execution of one or more counterparts hereof by each of the parties hereto. Delivery of an executed signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart thereof. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto. All counterparts will, taken together, constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.
20.    Dispute Resolution. THIS SECTION 20 CONTAINS A JURY WAIVER, A CLASS ACTION WAIVER AND AN ARBITRATION PROVISION. READ CAREFULLY.
(a)    This dispute resolution provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution” or similar alternative dispute agreement or provision between or among the parties hereto.
(b)    As permitted by applicable law, each party hereto hereby knowingly, voluntarily, intentionally, irrevocably and unconditionally WAIVES ITS RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY CLAIM, DISPUTE OR CONTROVERSY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (each of the foregoing, a “Dispute”), and, except as provided below in this Section 20, DISPUTES, SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party hereto shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (an “Arbitration Order”). If permitted by applicable law, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.
(c)    If a Dispute arises, and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any party may require that the Dispute be resolved by binding arbitration before a single arbitrator. BY AGREEING TO ARBITRATE A DISPUTE, EACH PARTY HERETO GIVES UP ANY RIGHT THAT PARTY MAY HAVE TO A JURY TRIAL AS WELL AS OTHER RIGHTS THAT IT WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN ARBITRATION, SUCH AS THE RIGHTS TO DISCOVERY AND TO APPEAL.
Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (the “Administrator”) as selected by the initiating party. If the parties to the Dispute agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties to the Dispute and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations any party hereto has to any of the other parties hereto, compliance with applicable laws and/or regulations, performance of services provided under any agreement by any party hereto, (ii) based on or arising from an alleged tort or (iii) involving any party’s employees, agents, affiliates or assigns, Disputes do not, however, include the validity, enforceability, meaning or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party hereto consents to including the third party in the arbitration proceeding for resolving the

Dispute with the third party. Venue for the arbitration proceeding shall be in Houston, Harris County, Texas.
If a court issues an Arbitration Order, all parties to the Dispute that did not seek the Arbitration Order shall commence arbitration. The party hereto that sought the Arbitration Order may commence arbitration, but shall have no obligation to do so, and shall not in any way be adversely prejudiced by initiating or participating in litigation or electing not to commence arbitration. The arbitrator shall (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim or for full or partial summary judgment, (ii) render a decision and any award applying applicable law, (iii) give effect to any limitations period in determining any Dispute or defense, (iv) enforce the doctrines of compulsory counterclaim, res judicata and collateral estoppel, if applicable, (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases and (vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure or (iii) availing itself of any self-help remedies, such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.
Judgment upon an arbitration award may be entered in any court having jurisdiction, except that, if the arbitration award exceeds $4,000,000, any party to the relevant Dispute shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including the Administrator’s, the arbitrator’s and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award. If such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law, rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.
Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.
(d)    Each party hereto (i) certifies that no one has represented to such party that any other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements and certifications in this Section 20.
21.    Waiver of Punitive and Consequential Damages. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT IT MAY LAWFULLY AND

EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY DISPUTE BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES (IT BEING ACKNOWLEDGED AND AGREED THAT DAMAGES CONTEMPLATED BY SECTION 6(E) OF THE BP ISDA, THE SHELL ISDA OR ANY OTHER ISDA MASTER AGREEMENT BETWEEN BORROWER AND ANY OTHER APPROVED HEDGE COUNTERPARTY ARE ACTUAL DAMAGES FOR PURPOSES OF THIS WAIVER) AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 21.
22.    Reinstatement; Termination.
(a)    If at any time any payment of the Loan Obligations or the Approved Hedge Counterparty Obligations is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or any Guarantor or otherwise, the obligations of Borrower, Guarantors, Agent, Approved Hedge Counterparties and Collateral Agent under this Agreement, with respect to that payment, shall be reinstated as though the payment had been due but not made at that time.
(b)    If all of the Approved Hedge Counterparty Obligations (other than contingent Approved Hedge Counterparty Obligations with respect to which no claim has been made) have been indefeasibly paid in full or terminated (and all settlement amounts, unpaid amounts, interest and other amounts then due to each Approved Hedge Counterparty thereunder have been paid in full) or the terms of all Approved Hedge Agreements have otherwise expired, in the sole determination of each Approved Hedge Counterparty under its Approved Hedge Agreement, then, at the request of Borrower, all of the parties hereto as of such time shall terminate this Agreement in writing and this Agreement shall thereupon be terminated in all respects and for all purposes.
(c)    If all of the Approved Hedge Agreements with an Approved Hedge Counterparty have been indefeasibly paid in full or terminated (and all settlement amounts, unpaid amounts, interest and other amounts then due to such Approved Hedge Counterparty have been paid in full) or the terms of all such contracts have otherwise expired, in the sole determination of each Approved Hedge Counterparty under its Approved Hedge Agreement, then, upon written notice from such Approved Hedge Counterparty or Borrower (confirmed in writing by the other) to each other Approved Hedge Counterparty, Agent and Collateral Agent of such circumstance, such counterparty shall cease to be an “Approved Hedge Counterparty” for all purposes, shall be deemed removed as an “Approved Hedge Counterparty” under this Agreement and shall thereafter have no rights under the Security Instruments.
(d)    If Borrower has issued or arranged for a third party to issue to an Approved Hedge Counterparty a letter of credit as credit support replacement for the Security Instruments then securing such Approved Hedge Counterparty (such letter of credit to be in form and substance and in an amount and from an issuing bank satisfactory to such Approved Hedge Counterparty) to secure payment of any of its obligations under the Approved Hedge Agreements to which such Approved

Hedge Counterparty is a party, any Approved Hedge Counterparty Obligations supported by such a letter of credit (and only to the extent of the undrawn face amount thereof) shall not be secured by the Security Instruments so long as such a letter of credit remains legally enforceable and valid.
(e)    Any Approved Hedge Counterparty under this Agreement and the Security Instruments may at any time elect to no longer be an “Approved Hedge Counterparty” under this Agreement and the Security Instruments by giving written notice to Collateral Agent, Agent, all other Approved Hedge Counterparties and Borrower, and upon delivery of such written notice, such counterparty shall cease to be an “Approved Hedge Counterparty” for all purposes, and each Commodity Hedge Agreement of such Person shall cease to be an Approved Hedge Agreement.
23.    Controlling Agreement. Notwithstanding any provision to the contrary in any of the Loan Documents or the Approved Hedge Agreements, to the extent the terms of this Agreement directly conflict with a provision in any of the Loan Documents or the Approved Hedge Agreements, the terms of this Agreement shall control.
24.    Integration. THIS AGREEMENT AND ALL DOCUMENTS AND INSTRUMENTS REFERENCED HEREIN, INCLUDING, BUT NOT LIMITED TO, ALL JOINDER SUPPLEMENTS, REPRESENT THE FINAL AGREEMENT AMONG AGENT, APPROVED HEDGE COUNTERPARTIES, BORROWER, GUARANTORS AND COLLATERAL AGENT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.
25.    Confidentiality. The contents of this Agreement, the Approved Hedge Agreements and any information provided by Borrower or Guarantors to Agent, Collateral Agent or any Lenders in connection with any Approved Hedge Agreement, and all other documents relating to this Agreement or the Approved Hedge Agreements, including, but not limited to, the prices and the mark to market data for existing transactions, and any information made available by one party to another party with respect to this Agreement and the Approved Hedge Agreements is confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Agreement be made by any party), except for such information (a) as may become generally available to the public, (b) as may be required or appropriate in response to any summons, subpoena or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling or accounting disclosure rule or standard or to comply with any request of any regulatory authority, (c) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its confidential obligations to any party hereto in making such disclosure, (d) as may be furnished to the disclosing party’s Affiliates (as defined in the Credit Agreement), and to each of such Person’s auditors, attorneys, advisors or lenders which are required to keep the information that is disclosed in confidence or (e) identifying notional quantities. With respect to information provided with respect to a transaction, this obligation shall survive for a period of one year following the expiration or termination of such transaction. With respect to information provided with respect to this Agreement, this obligation shall survive for a period of one year following the expiration or termination of this Agreement. With respect to the relationship between Borrower or Guarantors and an Approved Hedge Counterparty (other than Shell), any confidentiality provisions under an Approved Hedge Agreement shall govern and control to the extent that the terms of this Agreement directly conflict with the confidentiality obligations under such Approved Hedge Agreement. With respect to the relationship between Borrower or Guarantors and Shell, any confidentiality provisions under an Approved Hedge Agreement shall be binding as between the Borrower or Guarantors and Shell and, as to information and documentation provided pursuant to such Approved Hedge Agreement, the Borrower or Guarantors and Shell who are parties thereto shall not be bound by the provisions of this Section 25 preceding this sentence.
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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Collateral Agency and Intercreditor Agreement as of the date first hereinabove written.
BP:

BP ENERGY COMPANY

By:     /s/ S. J. Provenzano
Name: S. J. Provenzano
Title: Vice President

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Signature Page - Intercreditor Agreement – Gastar Exploration USA, Inc.

SHELL:

SHELL ENERGY NORTH AMERICA (US), L.P.

By:     /s/ John Preble
Name: John Preble
Title: Vice President

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Signature Page - Intercreditor Agreement – Gastar Exploration USA, Inc.

BORROWER:

GASTAR EXPLORATION USA, INC.

By:     /s/ Michael A. Gerlich
    Michael A. Gerlich
    Secretary and Treasurer

GUARANTORS:

GASTAR EXPLORATION LTD.

By:     /s/ Michael A. Gerlich
    Michael A. Gerlich
    Vice President and
    Chief Financial Officer

GASTAR EXPLORATION NEW SOUTH
WALES, INC.

By:     /s/ Michael A. Gerlich
    Michael A. Gerlich
    Secretary and Treasurer

GASTAR EXPLORATION VICTORIA, INC.

By: /s/ Michael A. Gerlich
    Michael A. Gerlich
    Secretary and Treasurer

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Signature Page - Intercreditor Agreement – Gastar Exploration USA, Inc.

GASTAR EXPLORATION TEXAS, INC.

By: /s/ Michael A. Gerlich
    Michael A. Gerlich
    Secretary and Treasurer

GASTAR EXPLORATION TEXAS, LP

By:    Gastar Exploration Texas LLC,
    its General Partner

    By: /s/ Michael A. Gerlich
        Michael A. Gerlich
        Secretary and Treasurer

GASTAR EXPLORATION TEXAS LLC

By: /s/ Michael A. Gerlich
    Michael A. Gerlich
    Secretary and Treasurer

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Signature Page - Intercreditor Agreement – Gastar Exploration USA, Inc.

AGENT:

AMEGY BANK NATIONAL ASSOCIATION,
as Agent

By:    /s/ Mark A. Serice
    Mark A. Serice
    Senior Vice President

COLLATERAL AGENT:

AMEGY BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:    /s/ Mark A. Serice
    Mark A. Serice
    Senior Vice President

Signature Page - Intercreditor Agreement – Gastar Exploration USA, Inc.

Schedule 1
Listing of Certain Security Instruments

1.
First Lien Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated November 29, 2007 from Gastar Exploration Texas, LP to W. Bryan Chapman, Trustee for the benefit of Amegy Bank National Association filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Leon County	Filed December 10, 2007 under Document No. 00351068, Volume 1343, Page 1, Official Records

	Robertson County	Filed December 6, 2007 under Document No. 20077286, Volume 1014, Page 1, Official Records

as amended and ratified by that certain Ratification of and Amendment to First Lien Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective March 31, 2008, by and between Gastar Exploration Texas, LP and Amegy Bank National Association, as Agent, filed and recorded as follows:

	JURISDICTION	FILING DATA

TEXAS

	Leon County	Filed May 16, 2008 under Document No. 00355160, Volume 1361, Pages 748-755, Official Records Book

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Robertson County		Filed May 15, 2008 under Document No. 20083555, Volume 1035, Pages 499-506, Official Records Book

as amended and restated by the document listed as 2 below,

and as amended and ratified by that certain Amendment to and Ratification of Amended and Restated First Lien Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective August 27, 2012 by and between Gastar Exploration Texas, LP and Amegy Bank National Association, as Collateral Agent.

2.
Amended and Restated First Lien Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated February 16, 2009 from Gastar Exploration Texas, LP to W. Bryan Chapman, Trustee for the benefit of Amegy Bank National Association, as Collateral Agent; filed and recorded as follows:

as amended and ratified by that certain Amendment to and Ratification of Amended and Restated First Lien Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective August 27, 2012 by and between Gastar Exploration Texas, LP and Amegy Bank National Association, as Collateral Agent.

	JURISDICTION	FILING DATA

TEXAS

	Leon County	Filed February 18, 2009 under Document No. 00361105, Volume 1388, Page 562, Official Records

	Robertson County	Filed February 18, 2009 under Document No. 20090791, Volume 1066, Page 84

3.
First Lien Credit Line Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated February 16, 2009 from Gastar Exploration USA, Inc. to William M. Herlihy, Trustee for the benefit of Amegy Bank National Association, as Collateral Agent; filed and recorded as follows:

	JURISDICTION	FILING DATA

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WEST VIRGINIA

	Doddridge County	Recorded February 20, 2009 as Instrument No. 94514, in Trust Deed Book 177, Page 387

	Gilmer County	Recorded February 20, 2009 as Instrument No. 2601, in Trust Deed Book 163, Page 87

	Harrison County	Recorded February 20, 2009 as Instrument No. 200900005682, in Trust Deed Book 1166, Page 100

	Lewis County	Recorded February 20, 2009 in Trust Deed Book No. 366, Page 1

	Marion County	Recorded February 24, 2009 as Instrument No. 200900002210, in Trust Deed Book 947, Page 112

	Marshall County	Recorded February 20, 2009 as Instrument No. 1264326, in Trust Deed Book 840, Page 215

	Monongalia County	Recorded February 20, 2009 as Instrument No. 312456, in Trust Deed Book 1677, Page 85

	Pleasants County	Recorded February 20, 2009 as Instrument No. 584091, in Trust Deed Book 137, Page 309

	Wetzel County	Recorded February 20, 2009 as Instrument No. 88365, in Trust Deed Book 342, Page 37

as amended and ratified by that certain First Amendment to and Ratification of First Lien Credit Line Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective August 27, 2012 by and between Gastar Exploration USA, Inc. and Amegy Bank National Association, as Collateral Agent.

4.
First Lien Credit Line Deed of Trust, Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective August 27, 2012 from Gastar Exploration USA, Inc. in favor of William M. Herlihy, Trustee for the benefit of Amegy Bank National Association, as Collateral Agent.

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5.
First Lien Open-End Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated February 16, 2009 from Gastar Exploration USA, Inc. to Amegy Bank National Association, as Collateral Agent; filed and recorded as follows:

	JURISDICTION	FILING DATA

PENNSYLVANIA

	Fayette County	Filed February 20, 2009 under Instrument No. 200900001771, Book 3086, Page 1057, Official Records

	Greene County	Filed February 20, 2009 under Document No. 200900000748, Book 405, Page 115

	Somerset County	Filed February 20, 2009 under Instrument No. 2009001443, Book 2097, Page 1 as amended and ratified by that certain First Amendment to and Ratification of First Lien Open-End Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective August 27, 2012 by and between Gastar Exploration USA, Inc. and Amegy Bank National Association, as Collateral Agent.

6.
First Lien Open-End Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective August 27, 2012 from Gastar Exploration USA, Inc. to Amegy Bank National Association, as Collateral Agent.

7.
Amended and Restated First Lien Security Agreement dated February 16, 2009 from Gastar Exploration USA, Inc., Gastar Exploration New South Wales, Inc., Gastar Exploration Victoria, Inc., Gastar Exploration Texas, Inc., Gastar Exploration Texas LLC and Gastar Exploration Texas, LP in favor of Amegy Bank National Association, as Collateral Agent, as amended and ratified by that certain First Amendment to Amended and Restated First Lien Security Agreement dated effective August 27, 2012 by and among Gastar Exploration USA, Inc., Gastar Exploration New South Wales, Inc., Gastar Exploration Victoria, Inc., Gastar Exploration Texas, Inc., Gastar Exploration Texas LLC, Gastar Exploration Texas, LP and Amegy Bank National Association, as Collateral Agent.

8.
Amended and Restated First Lien Security Agreement (Pledge) dated February 16, 2009 from Gastar Exploration Ltd. in favor of Amegy Bank National Association, as Collateral Agent, as amended and ratified by that certain First Amendment to Amended and Restated First Lien Security Agreement (Pledge) dated effective August 27, 2012 by and between Gastar Exploration Ltd. and Amegy Bank National Association, as Collateral Agent.

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9.
Amended and Restated First Lien Security Agreement (Pledge) dated February 16, 2009 from Gastar Exploration USA, Inc. in favor of Amegy Bank National Association, as Collateral Agent, as amended and ratified by that certain First Amendment to First Lien Security Agreement (Pledge) dated effective August 27, 2012 by and between Gastar Exploration USA, Inc. and Amegy Bank National Association, as Collateral Agent.

10.
Amended and Restated First Lien Collateral Assignment of Membership Interest and Partnership Interest (Security Agreement) dated February 16, 2009 from Gastar Exploration Texas, Inc. in favor of Amegy Bank National Association, as Collateral Agent, as amended and ratified by that certain First Amendment to First Lien Collateral Assignment of Membership Interest and Partnership Interest (Security Agreement) dated effective August 27, 2012 by and between Gastar Exploration Texas, Inc. and Amegy Bank National Association, as Collateral Agent.

11.
Amended and Restated First Lien Collateral Assignment of Partnership Interest (Security Agreement) dated February 16, 2009 from Gastar Exploration Texas LLC in favor of Amegy Bank National Association, as Collateral Agent, as amended and ratified by that certain First Amendment to First Lien Collateral Assignment of Partnership Interest (Security Agreement) dated effective August 27, 2012 by and between Gastar Exploration Texas LLC and Amegy Bank National Association, as Collateral Agent.

12.
Amended and Restated First Lien Guaranty dated effective August 27, 2012 by Gastar Exploration, Ltd., Gastar Exploration New South Wales, Inc., Gastar Exploration Victoria, Inc., Gastar Exploration Texas, Inc., Gastar Exploration Texas LLC and Gastar Exploration Texas, LP in favor of Amegy Bank National Association, as Collateral Agent.

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Exhibit A
JOINDER SUPPLEMENT
This Joinder Supplement (this “Supplement”) dated as of ____________ is executed by ___________________________________________ (“New Approved Hedge Counterparty”), GASTAR EXPLORATION USA, INC., a Delaware corporation (“Borrower”), GASTAR EXPLORATION, LTD., an Alberta, Canada corporation (“Parent”), GASTAR EXPLORATION NEW SOUTH WALES, INC., a Michigan corporation (“Gastar New South Wales”), GASTAR EXPLORATION VICTORIA, INC., a Michigan corporation (“Gastar Victoria”), GASTAR EXPLORATION TEXAS, INC., a Michigan corporation (“Gastar Texas Inc.”), GASTAR EXPLORATION TEXAS, LP, a Delaware limited partnership (“Gastar Texas LP”), GASTAR EXPLORATION TEXAS LLC, a Delaware limited liability company (“Gastar Texas LLC”, and Parent, Gastar New South Wales, Gastar Victoria, Gastar Texas Inc., Gastar Texas LP and Gastar Texas LLC, collectively, “Guarantors”), and AMEGY BANK NATIONAL ASSOCIATION, as Agent (in such capacity, “Agent”) and as Collateral Agent (in such capacity, “Collateral Agent”).
All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, Borrower, Guarantors, Agent (as defined therein), Collateral Agent, BP Energy Company and Shell Energy North America (US), L.P. have heretofore executed and delivered to Collateral Agent that certain Amended and Restated Collateral Agency and Intercreditor Agreement dated as of August 27, 2012 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), providing for, among other matters, the relative rights and obligations and apportionment of certain collections among Secured Creditors (as defined therein) and the exercise of certain remedies under the Security Instruments (as defined therein);
WHEREAS, the Agreement provides that one or more additional Persons (as defined therein) may become Approved Hedge Counterparties thereunder if each such Person is approved by Agent, Collateral Agent and Borrower and becomes an Approved Hedge Counterparty for the purposes of the Agreement and the Security Instruments by executing and delivering a Joinder Supplement (as defined therein);
WHEREAS, New Approved Hedge Counterparty desires to become an “Approved Hedge Counterparty” under the Agreement;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
2.    Recognition; Approved ISDA. Borrower, Agent and Collateral Agent hereby recognize New Approved Hedge Counterparty as an “Approved Hedge Counterparty” under the

Agreement and the Security Instruments and, thus, a “Secured Third Party Hedge Counterparty” under the Credit Agreement (as defined in the Agreement).
3.    Agreement to be Bound. New Approved Hedge Counterparty hereby agrees to be bound by all of the terms and provisions of the Agreement as, and assumes all of the obligations of, an Approved Hedge Counterparty thereunder. New Approved Hedge Counterparty acknowledges and agrees that the terms of the Agreement shall control over the terms of the Approved Hedge Agreement to which New Approved Hedge Counterparty is a party, to the extent any conflict exists between the Agreement and such Approved Hedge Agreement.
4.    Ratification of Agreement; Joinder Supplement Part of Agreement. This Supplement shall form a part of the Agreement for all purposes. As expressly supplemented hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
5.    No Representation by Collateral Agent. Collateral Agent makes no representation as to the validity or sufficiency of the Security Instruments, and New Approved Hedge Counterparty acknowledges, consents to and accepts the disclaimers by, and limitations on the liability of, Collateral Agent that are provided in the Agreement.
6.    Representations and Warranties of New Approved Hedge Counterparty. New Approved Hedge Counterparty represents and warrants to the other Secured Creditors that:
(a)    neither the execution and delivery of this Supplement or the Agreement nor its performance of or compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any other agreement to which it is now subject;
(b)    it has all requisite authority to execute, deliver and perform its obligations under this Supplement and the Agreement; and
(c)    each of this Supplement and the Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.
7.    Counterparts. The parties may sign any number of counterparts of this Joinder Supplement, and different parties may sign on different signature pages. Each signed counterpart shall be an original, but all of them together shall represent the same Joinder Supplement. Delivery of an executed signature page of this Joinder Supplement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

8.    Address for Notices. All notices and other communications given to New Approved Hedge Counterparty under the Agreement may be given at its address or telecopier number as follows:
[New Approved Hedge Counterparty]
[Address]
Attention:
Telecopier No.:

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be duly executed as of the date first above written.

NEW APPROVED HEDGE COUNTERPARTY:	[ ] By: Name: Title:

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Signature Page – Joinder Supplement – Gastar Exploration USA, Inc.

BORROWER: GUARANTORS:
GASTAR EXPLORATION USA, INC.

By:
Name:
Title:

GASTAR EXPLORATION LTD.

By:
Name:
Title:

GASTAR EXPLORATION NEW SOUTH WALES, INC.

By:
Name:
Title:

GASTAR EXPLORATION VICTORIA, INC.

By:
Name:
Title:

GASTAR EXPLORATION TEXAS, INC.

By:
Name:
Title:

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Signature Page – Joinder Supplement – Gastar Exploration USA, Inc.

GASTAR EXPLORATION TEXAS, LP By: Name: Title: GASTAR EXPLORATION TEXAS LLC By: Name: Title:

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AGENT:	AMEGY BANK NATIONAL ASSOCIATION, as Agent By: Name: Title:
COLLATERAL AGENT:	AMEGY BANK NATIONAL ASSOCIATION, as Collateral Agent By: Name: Title:

8149902v.4

Signature Page – Joinder Supplement – Gastar Exploration USA, Inc.